EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2014 Third Quarter Financial Results

ELGIN, Ill., Oct. 16, 2014 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the third quarter of fiscal 2014, which ended September 6, 2014.

Third quarter and year to date highlights include:

  Revenue rose 15.3%, to $77.9 million, compared to $67.6 million in the third quarter of fiscal 2013. Year-to-date revenue grew 16.1%, to $222.0 million, compared to $191.2 million in the first three quarters of fiscal 2013. This increase was due mainly to organic growth in the Environmental Services segment and as a result of additional output at our used oil re-refinery in the Oil Business segment.

  Our Environmental Services segment includes parts cleaning, containerized waste, and vacuum services. During the third quarter, Environmental Services revenue increased $5.1 million, or 14.0% compared to the third quarter of fiscal 2013. Environmental Services revenue rose $15.1 million, or 14.0% in the first three quarters of fiscal 2014 compared to the first three quarters of fiscal 2013. The increase in revenue in the segment was generated mainly by organic growth from increased volume and pricing.

  Same-branch sales for our Environmental Services segment increased 10.6% for the quarter, measured for the 74 branches that were in operation throughout both the third quarters of fiscal 2014 and 2013. Same-branch sales for our Environmental Services segment increased 9.4% for the first three quarters of the year.

  Average revenue per working day in our Environmental Services segment was approximately $720,000 in the third quarter of fiscal 2014 compared to $635,000 in the third quarter of fiscal 2013.

  Our Oil Business segment includes used oil collection and re-refining activities. During the third quarter of fiscal 2014, Oil Business revenue grew 16.8%, to $36.1 million from $30.9 million in the third quarter of fiscal 2013. During the first three quarters of fiscal 2014, Oil Business revenue increased 18.8%, to $99.6 million from $83.9 million in the first three quarters of fiscal 2013. The increase in Oil Business revenue is the result of increased volume at our used oil re-refinery.

  During the third quarter of fiscal 2014, we produced base oil at a rate of approximately 100% of the nameplate capacity of 65 million gallons of used oil feedstock per year.

  Net income for the third quarter was $2.4 million compared to $1.3 million for the year earlier quarter. Income per share was $0.13 in the third quarter of fiscal 2014 compared to $0.07 in the third quarter of fiscal 2013. Net income for the first three quarters of the year was $2.7 million compared to $1.9 million for the first three quarters of fiscal 2013. Basic income per share was $0.15 in the first three quarters of fiscal 2014 compared to $0.10 in the first three quarters of fiscal 2013.

The Company's Founder, President, and Chief Executive Officer, Joe Chalhoub, commented, "We are pleased with our execution during the third quarter. In our Environmental Services segment, overall revenue growth was strong at 14.0%, and same branch sales continued to grow at double digit rates. We opened one additional branch during the quarter bringing our total number of branches to 77. Our continued expansion will help us achieve our long-term growth objectives."

Chalhoub added, "Our Oil Business segment also experienced robust revenue growth driven by increased throughput at our re-refinery, compared to the year ago quarter, as a result of operating the plant at approximately 100% of our 65 million gallon nameplate capacity. During the quarter we also saw progress in the efficiency of our used oil collection fleet, and we were able to continue our success in reducing the weighted average price paid to generators for their used oil."

Mark DeVita, Chief Financial Officer also commented, "The revenue growth in the Environmental Services segment allowed us to further leverage our fixed costs and helped us achieve a strong operating margin of 28.6% compared to 23.8% in the third quarter of 2013. Our improvement in third quarter operating margin helped us raise the operating margin for the first three quarters of fiscal 2014 to 26.6%. We are pleased with this result given the negative impact severe weather had on our first quarter operating margin."

DeVita added, "During the quarter we were able to improve the operating margin in our Oil Business segment compared to the second quarter of this year, even as the market price for the type of base oil we sell declined compared to the second quarter of this year. Our margin improvement was driven by improved leverage in our used oil collection network, a lower average price paid to generators for their used oil, and operation of re-refinery at capacity."

DeVita also added, "SG&A expense for the first three quarters of 2014 was 11.4% of revenue, compared to 10.8% in the first three quarters of fiscal 2013. The majority of the increase was due to higher acquisition costs, which were $2.2 million higher than the same period in fiscal 2013."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties, and other important factors include, among others: volatility in the price of base oil; increased solvent, fuel, and energy costs and volatility in the price of crude oil; increased market supply or decreased demand for base oil; the used oil re-refinery does not perform as anticipated; the used oil re-refinery may not generate the operating results that we anticipate; changes in environmental laws that affect our business model; our ability to comply with the extensive environmental, health and safety, and employment laws and regulations that our Company is subject to; competition; economic conditions including conditions like those experienced in the recent recession and financial crisis and downturns in the business cycles of automotive repair shops, industrial manufacturing business, and small businesses in general; dependency on suppliers; our dependency on key employees; we do not realize the anticipated benefits from our acquisitions; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2014 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and vehicle service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, and waste antifreeze collection and recycling. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 77 branches serving over 98,000 customer locations.

Conference Call

The Company will host a conference call on Friday October 17, 2014 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 6, 2014	December 28, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$ 15,890	$ 22,632
Accounts receivable - net	36,272	31,172
Inventory - net	30,160	27,307
Deferred income taxes	1,318	1,004
Other current assets	5,587	3,661
Total Current Assets	89,227	85,776
Property, plant and equipment - net	90,294	85,039
Equipment at customers - net	20,979	19,358
Software and intangible assets - net	15,508	16,094
Goodwill	9,798	9,691
Total Assets	$ 225,806	$ 215,958

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 23,778	$ 18,291
Current maturities of long-term debt and term loan	2,420	2,906
Accrued salaries, wages, and benefits	3,641	4,145
Taxes payable	1,923	1,292
Other accrued expenses	2,638	2,730
Total Current Liabilities	34,400	29,364
Term loan, less current maturities	16,750	17,500
Long-term debt, less current maturities	147	552
Deferred income taxes	11,296	9,238
Total Liabilities	$ 62,593	$ 56,654

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 18,447,586 and 18,360,282 shares issued and outstanding at September 6, 2014 and December 28, 2013, respectively	$ 184	$ 184
Additional paid-in capital	147,348	146,043
Retained earnings	14,824	12,143
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	162,356	158,370
Noncontrolling interest	857	934
Total Equity	$ 163,213	$ 159,304
Total Liabilities and Stockholders' Equity	$ 225,806	$ 215,958

Heritage-Crystal Clean, Inc.
Consolidated Statements of Operations
(In Thousands, Except per Share Amounts)
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,
	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013

Revenues
Product revenues	$ 38,532	$ 32,302	$ 106,449	$ 87,766
Service revenues	39,384	35,301	115,513	103,394
Total revenues	$ 77,916	$ 67,603	$ 221,962	$ 191,160

Operating expenses
Operating costs	$ 62,588	$ 55,698	$ 183,478	$ 160,185
Selling, general, and administrative expenses	8,183	7,051	25,332	20,691
Depreciation and amortization	2,593	2,224	7,911	6,246
Other expense - net	172	138	357	231
Operating income	4,380	2,492	4,884	3,807
Interest expense – net	24	97	110	310
Income before income taxes	4,356	2,395	4,774	3,497
Provision for income taxes	1,942	1,061	2,011	1,526
Net income	2,414	1,334	2,763	1,971
Income attributable to noncontrolling interest	3	26	82	72
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$ 2,411	$ 1,308	$ 2,681	$ 1,899

Net income per share: basic	$ 0.13	$ 0.07	$ 0.15	$ 0.10
Net income per share: diluted	$ 0.13	$ 0.07	$ 0.14	$ 0.10

Number of weighted average shares outstanding: basic	18,446	18,272	18,423	18,174
Number of weighted average shares outstanding: diluted	18,810	18,585	18,762	18,494

Heritage-Crystal Clean, Inc.
Segment Information
(In Thousands)
(Unaudited)

Third Quarter Ended,
September 6, 2014

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$ 4,270	$ 34,262	$ —	$ 38,532
Service revenues	37,535	1,849		39,384
Total revenues	$ 41,805	$ 36,111	$ —	$ 77,916
Operating expenses
Operating costs	28,645	33,943	—	62,588
Operating depreciation and amortization	1,208	893	—	2,101
Profit before corporate selling, general, and administrative expenses	$ 11,952	$ 1,275	$ —	$ 13,227
Selling, general, and administrative expenses			8,183	8,183
Depreciation and amortization from SG&A			492	492
Total selling, general, and administrative expenses			$ 8,675	$ 8,675
Other expense - net			172	172
Operating income				4,380
Interest expense – net			24	24
Income before income taxes				$ 4,356

Third Quarter Ended,
September 7, 2013

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$ 3,498	$ 28,804	$ —	$ 32,302
Service revenues	33,176	2,125		35,301
Total revenues	$ 36,674	$ 30,929	$ —	$ 67,603
Operating expenses
Operating costs	26,790	28,908	—	55,698
Operating depreciation and amortization	1,160	790	—	1,950
Profit before corporate selling, general, and administrative expenses	$ 8,724	$ 1,231	$ —	$ 9,955
Selling, general, and administrative expenses			7,051	7,051
Depreciation and amortization from SG&A			274	274
Total selling, general, and administrative expenses			$ 7,325	$ 7,325
Other expense - net			138	138
Operating income				2,492
Interest expense – net			97	97
Income before income taxes				$ 2,395

First Three Quarters Ended,
September 6, 2014

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$ 12,915	$ 93,534	$ —	$ 106,449
Service revenues	109,449	6,064		115,513
Total revenues	$ 122,364	$ 99,598	$ —	$ 221,962
Operating expenses
Operating costs	86,104	97,374	—	183,478
Operating depreciation and amortization	3,713	2,696	—	6,409
Profit (loss) before corporate selling, general, and administrative expenses	$ 32,547	$ (472)	$ —	$ 32,075
Selling, general, and administrative expenses			25,332	25,332
Depreciation and amortization from SG&A			1,502	1,502
Total selling, general, and administrative expenses			$ 26,834	$ 26,834
Other expense - net			357	357
Operating income				4,884
Interest expense – net			110	110
Income before income taxes				$ 4,774

First Three Quarters Ended,
September 7, 2013

	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$ 9,020	$ 78,746	$ —	$ 87,766
Service revenues	98,278	5,116		103,394
Total revenues	$ 107,298	$ 83,862	$ —	$ 191,160
Operating expenses
Operating costs	77,129	83,056	—	160,185
Operating depreciation and amortization	3,320	2,228	—	5,548
Profit (loss) before corporate selling, general, and administrative expenses	$ 26,849	$ (1,422)	$ —	$ 25,427
Selling, general, and administrative expenses			20,691	20,691
Depreciation and amortization from SG&A			698	698
Total selling, general, and administrative expenses			$ 21,389	$ 21,389
Other expense - net			231	231
Operating income				3,807
Interest expense – net			310	310
Income before income taxes				$ 3,497

Total assets by segment as of September 6, 2014 and December 28, 2013 were as follows (in thousands):

	September 6, 2014	December 28, 2013
Total Assets:
Environmental Services	$ 78,312	$ 80,451
Oil Business	121,837	110,040
Unallocated Corporate Assets	25,657	25,467
Total	$ 225,806	$ 215,958

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, goodwill, accounts receivable, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(In Thousands)
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,

	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013

Net income	$ 2,414	$ 1,334	$ 2,763	$ 1,971

Interest expense - net	24	97	110	310

Provision for income taxes	1,942	1,061	2,011	1,526

Depreciation and amortization	2,593	2,224	7,911	6,246

EBITDA(*)	$ 6,973	$ 4,716	$ 12,795	$ 10,053

* EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670